1Q12 Financial and operating results for the period ended March 31, 2012 May 1, 2012 Unless otherwise specified, comparisons in this presentation are between 1Q12 and 1Q11. Exhibit 99.1

CNO Financial Group 2 Forward-Looking Statements Cautionary Statement Regarding Forward-Looking Statements. Our statements, trend analyses and other information contained in these materials relative to markets for CNO Financial’s products and trends in CNO Financial’s operations or financial results, as well as other statements, contain forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by the use of terms such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “project,” “intend,” “may,” “will,” “would,” “contemplate,” “possible,” “attempt,” “seek,” “should,” “could,” “goal,” “target,” “on track,” “comfortable with,” “optimistic” and similar words, although some forward-looking statements are expressed differently. You should consider statements that contain these words carefully because they describe our expectations, plans, strategies and goals and our beliefs concerning future business conditions, our results of operations, financial position, and our business outlook or they state other ‘‘forward-looking’’ information based on currently available information. Assumptions and other important factors that could cause our actual results to differ materially from those anticipated in our forward-looking statements include, among other things: (i) changes in or sustained low interest rates causing reductions in investment income, the margins of our fixed annuity and life insurance businesses, and sales of, and demand for, our products; (ii) general economic, market and political conditions, including the performance and fluctuations of the financial markets which may affect the value of our investments as well as our ability to raise capital or refinance existing indebtedness and the cost of doing so; (iii) the ultimate outcome of lawsuits filed against us and other legal and regulatory proceedings to which we are subject; (iv) our ability to make anticipated changes to certain non-guaranteed elements of our life insurance products; (v) our ability to obtain adequate and timely rate increases on our health products, including our long-term care business; (vi) the receipt of any required regulatory approvals for dividend and surplus debenture interest payments from our insurance subsidiaries; (vii) mortality, morbidity, the increased cost and usage of health care services, persistency, the adequacy of our previous reserve estimates and other factors which may affect the profitability of our insurance products; (viii) changes in our assumptions related to deferred acquisition costs or the present value of future profits; (ix) the recoverability of our deferred tax assets and the effect of potential ownership changes and tax rate changes on their value; (x) our assumption that the positions we take on our tax return filings, including our position that our 7.0% convertible senior debentures due 2016 will not be treated as stock for purposes of Section 382 of the Internal Revenue Code of 1986, as amended, and will not trigger an ownership change, will not be successfully challenged by the Internal Revenue Service; (xi) changes in accounting principles and the interpretation thereof (including changes in principles related to accounting for deferred acquisition costs); (xii) our ability to continue to satisfy the financial ratio and balance requirements and other covenants of our debt agreements; (xiii) our ability to achieve anticipated expense reductions and levels of operational efficiencies including improvements in claims adjudication and continued automation and rationalization of operating systems, (xiv) performance and valuation of our investments, including the impact of realized losses (including other-than-temporary impairment charges); (xv) our ability to identify products and markets in which we can compete effectively against competitors with greater market share, higher ratings, greater financial resources and stronger brand recognition; (xvi) our ability to generate sufficient liquidity to meet our debt service obligations and other cash needs; (xvii) our ability to maintain effective controls over financial reporting; (xviii) our ability to continue to recruit and retain productive agents and distribution partners and customer response to new products, distribution channels and marketing initiatives; (xix) our ability to achieve eventual upgrades of the financial strength ratings of CNO Financial and our insurance company subsidiaries as well as the impact of our ratings on our business, our ability to access capital and the cost of capital; (xx) the risk factors or uncertainties listed from time to time in our filings with the Securities and Exchange Commission; (xxi) regulatory changes or actions, including those relating to regulation of the financial affairs of our insurance companies, such as the payment of dividends and surplus debenture interest to us, regulation of the sale, underwriting and pricing of products, and health care regulation affecting health insurance products; and (xxii) changes in the Federal income tax laws and regulations which may affect or eliminate the relative tax advantages of some of our products or affect the value of our deferred tax assets. Other factors and assumptions not identified above are also relevant to the forward-looking statements, and if they prove incorrect, could also cause actual results to differ materially from those projected. All forward-looking statements are expressly qualified in their entirety by the foregoing cautionary statements. Our forward- looking statements speak only as of the date made. We assume no obligation to update or to publicly announce the results of any revisions to any of the forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements.

CNO Financial Group 3 Non-GAAP Measures This presentation contains the following financial measures that differ from the comparable measures under Generally Accepted Accounting Principles (GAAP): operating earnings measures; book value, excluding accumulated other comprehensive income (loss) per share; operating return measures; earnings before net realized investment gains (losses) and corporate interest and taxes; and debt to capital ratios, excluding accumulated other comprehensive income (loss). Reconciliations between those non-GAAP measures and the comparable GAAP measures are included in the Appendix, or on the page such measure is presented. While management believes these measures are useful to enhance understanding and comparability of our financial results, these non-GAAP measures should not be considered substitutes for the most directly comparable GAAP measures. Additional information concerning non-GAAP measures is included in our periodic filings with the Securities and Exchange Commission that are available in the “Investors – SEC Filings” section of CNO’s website, www.CNOinc.com.

CNO Financial Group 4 Adoption of New Accounting Standard Effective January 1, 2012, we adopted ASU 2010-26 which modified the definition of the types of acquisition costs that can be deferred by insurance companies. We elected to adopt the new guidance on a retrospective basis. Accordingly, all prior periods presented have been retrospectively adjusted. The new guidance impacts the timing of the recognition of profits on our business, but has no impact on cash flows, statutory financial results or the ultimate profitability of the business.

CNO Financial Group 5

CNO Financial Group 6 Summary  Our businesses continue to perform well – Solid earnings continued – Sales growth of 12% over 1Q2011  Financial strength and credit profile continue to improve – Generating significant amounts of excess capital – Continued share buybacks and related debt prepayments – Prepaid Senior Health Note in full – Increased RBC to 360% – Debt to capital* at 17.1%, a decrease of 120 bps Continued emphasis on profitable organic growth – Sales in all 3 core** segments increased CNO * Debt to total capital ratio, excluding accumulated other comprehensive income (loss), a non-GAAP measure. Refer to the Appendix for a reconciliation to the comparable GAAP measure. ** Actively marketed segments

CNO Financial Group 7 Operating EPS Excluding Significant Items* (Diluted) CNO Weighted average diluted shares (in millions): 307.5 297.3 Earnings Drivers:  Business growth and retention  In-force margin improvement  Favorable claim experience  Proactive capital deployment * A non-GAAP measure. See the Appendix for a reconciliation to the corresponding GAAP measure. ** Operating earnings per share exclude loss on extinguishment of debt, net realized investment gains (losses), fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities and valuation allowance related to deferred tax assets. See Appendix for a reconciliation to the corresponding GAAP measure. 1Q2012 $0.15 1Q2011 $0.11 Earnings Excluding Significant Items* Operating EPS**: $0.15 $0.15 Net income per diluted share: $0.16 $0.21

Operating ROE

($ millions)

CNO

- Trailing 4 quarters earnings up 9% over 1Q2011
- Average common shareholders' equity up 11% over 1Q2011
- Levers to improve ROE
  - Improving OCB through NGE changes
  - Layering on new business with 12+% after-tax, unlevered return
  - Effectively deploying excess capital
  - Continuing to improve efficiency

Operating ROE*, Trailing 4 Quarters



1Q11
6.0%
2Q11
6.3%
3Q11
6.0%
4Q11
6.1%
1Q12
5.8%

Average common shareholders' equity, excluding AOCI and net operating loss carryforwards, trailing 4 quarters:	$2,610.1	$2,688.1	$2,761.5	$2,828.0	$2,895.6

*Operating return excludes loss on extinguishment of debt, net realized investment gains (losses), fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities and change in valuation allowance related to deferred tax assets. Equity excludes accumulated other comprehensive income (loss) and the value of net operating loss carryforwards. See Appendix for a reconciliation to the corresponding GAAP measure.

CNO Financial Group 8

CNO Financial Group 9 $12,106.9 $12,765.2 $13,145.0 $2,676.8 $2,637.6 $2,630.0 $704.0 $710.7 $698.0 Growth in the CNO Franchise ($ millions) $16,485.7 Average liabilities on core business segments are increasing, while OCB is shrinking CNO $15,481.7 $16,106.8 2010 2011 1Q2012 $5,511.5 $5,286.1 $5,101.2

CNO Financial Group 10 Financial Strength CNO * Risk-Based Capital (“RBC”) requirements provide a tool for insurance regulators to determine the levels of statutory capital and surplus an insurer must maintain in relation to its insurance and investment risks. The RBC ratio is the ratio of the statutory consolidated adjusted capital of our insurance subsidiaries to RBC. ** Debt to total capital ratio, excluding accumulated other comprehensive income (loss), a non-GAAP measure. Refer to the Appendix for a reconciliation to the comparable GAAP measure. Consolidated RBC Ratio* Liquidity ($ millions) Strong capital generation further strengthening key financial strength measures 1Q2011 20.8% 1Q2012 17.1% 1Q2012 $171.9 1Q2011 $169.0 Debt to Total Capital Ratio** 1Q2011 341% 1Q2012 360%

CNO Financial Group 11 1Q2012 Recap CNO Continuing to generate significant excess capital Investing in our growth Profitability, financial strength and credit profile further improving

CNO Financial Group 12 1Q2012 Core Business Review Continued to improve performance across all core segments  Gains in recruiting and retention lead to increased agent force  Continued stability in LTC line  Manager Trainee Program fully operational; continue to hire and recruit 2012 class of trainees  PMA sales benefited from agent recruiting and an improvement in worksite  WNIC Independent experienced strong growth through increased wholesaling support  Increased investment in marketing and advertising driving sales growth

CNO Financial Group 13 1Q2012 Sales and Distribution Results  Sales results – Up 6.4% • Med supp sales up 6.7% • Life sales up 22.3% – Introduced 2 new products • STC sales up 27% • Annuity sales down 17% – Reflects low interest rate environment Bankers Life Quarterly NAP* *MA/PDP sales are excluded from NAP in all periods. ($ millions)  Agent force grew 11% in 1Q2012 – Increased agent retention – New agent contracts up 2% 1Q11 $55.2 2Q11 $60.1 3Q11 $60.8 4Q11 $69.8 1Q12 $58.8

CNO Financial Group 14 LTC (LTC and HHC) and STC Sales Mix 19% 29% 33% 36% 41% 48% 81% 71% 67% 64% 59% 52% 2006 2007 2008 2009 2010 2011 STC (Short Term Care) LTC (Long Term Care and Home Health Care) Long Term Care Bankers Life  Bankers utilizes exclusive distribution with a focus on middle income 65+ target market; lower risk profile – no group business  Since 2006, have implemented 4 rounds of rate increases, covering approximately 50% of all inforce policies  Reduced risk profile of LTC block – Less than 5% of in force policies contain lifetime benefit options – Almost 50% of current new sales are short term care (STC) policies  True LTC sales representing 6% of total NAP for Bankers in 2011 and 1Q2012 Proactive management of risk and profitability resulting in continued stability in our LTC business…

CNO Financial Group 15 Washington National 1Q2012 Sales and Distribution Results ($ millions)  Investment in life sales continues to gain traction PMA new producing agents up 11%; and added 26 IMO’s in WNIC Independent 1Q11 $16.5 2Q11 $18.7 3Q11 $19.5 4Q11 $20.7 1Q12 $19.6 Quarterly Core NAP* Core product sales (supplemental health and life) up 20% – Voluntary worksite sales up 24% *NAP for core products includes Life and Supplemental Health sales.

CNO Financial Group 16  Sales growth continues, NAP up 28%  1Q results reflect continued robust lead generation activity  Increased investments in marketing and advertising driving sales growth 1Q2012 Sales and Distribution Results Colonial Penn 1Q11 $13.6 2Q11 $12.8 3Q11 $12.7 4Q11 $12.3 1Q12 $17.5 Quarterly NAP

CNO Financial Group 17 2012 Outlook Strong start with Sales Up In All 3 Core Segments and Positioned Well To Serve Our Target Market  Continued investment in branch expansion and management development  Introduction of new critical illness product  Expect strong sales of life insurance to continue  Expect continued headwinds in annuity sales while interest rates remain low  Expect increased focus and positive momentum in voluntary worksite market to continue  Will continue to build out both the PMA and WNIC Independent distribution channels  Continue to invest in lead generation activity  Spending on lead based programs to slow due to Presidential election  On track for new product launch in 2H2012

CNO Financial Group 18 1Q2012 Consolidated Summary CNO *Management believes that an analysis of net income applicable to common stock before: (1) loss on extinguishment of debt, net of income taxes; (2) net realized investment gains or losses, net of related amortization and income taxes; (3) increases or decreases in the valuation allowance related to deferred tax assets; and (4) fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities, net of related amortization and income taxes (“Net operating income,” a non- GAAP financial measure) is important to evaluate the financial performance of the company, and is a key measure commonly used in the life insurance industry. Management uses this measure to evaluate performance because such items can be affected by events that are unrelated to the company’s underlying fundamentals. The table on page 39 reconciles the non-GAAP measure to the corresponding GAAP measure. ** A non-GAAP measure. Refer to the Appendix for a reconciliation to the comparable GAAP measure. *** Debt to total capital ratio, excluding accumulated other comprehensive income (loss), a non-GAAP measure. Refer to the Appendix for a reconciliation to the comparable GAAP measure.  Operating Income and Book Value: - Operating income of $40.6mm (15 cents per diluted share) and reflects the adoption of new DAC accounting - Significant items include favorable Medicare supplement and LTC reserve developments and corporate investment gains, offset by regulatory/legal settlements - EBIT growth of 15% after adjusting for significant items in the comparable quarters - Book value per share (excluding AOCI)** increased 11% to $16.20 per share  Capital and Liquidity: - Ended the quarter with a consolidated risk-based capital ratio of 360%, debt to capital*** decreased 120 basis points from year-end to 17.1% with holding company liquidity of $172mm - Stable capital generation with statutory operating earnings of $87mm and total cash flows sent to the holding company $64mm - Capital deployment included $19mm of stock repurchase (2.4mm shares), $9mm of debt reduction, and $50mm early retirement of the Senior Health Note *

Segment EBIT
Excluding Significant Items*

CNO

($ millions)



$69.7
$7.4
$24.3
$50.2
$(5.7)
$(6.5)
$80.3
$12.7
$24.7
$59.5
$(9.8)
$(6.8)
1Q2011
1Q2012
BLC
WN
OCB
CP
Corporate

CNO's Earnings Engine

- Growth in in-force EBIT driven by favorable persistency and insurance policy income
- In-force margin improvement through crediting rate actions, LTC rate increases, and active management of life NGEs
- Colonial Penn new business investments seasonally high and expected to moderate

* A non-GAAP measure. See the Appendix for a reconciliation to the corresponding GAAP measure.

CNO Financial Group

19

CNO Financial Group 20 ASU 2010-26 Impact by Segment Quarter Ended March 31, 2012 ($ in millions) CNO Before DAC Change Total In-force New Business Bankers Life 74.3$ 70.5$ 97.1$ (26.6)$ Washington National 25.5 24.7 27.4 (2.7) Colonial Penn 4.4 (9.8) 6.7 (16.5) Other CNO Business (2.4) (2.3) (2.3) - EBIT from business segments 101.8 83.1 128.9$ (45.8)$ Corporate, excluding corporate interest expense (1.8) (1.8) EBIT 100.0$ 81.3$ Three months ended March 31, 2012 Restated for ASU 2010-26

CNO Financial Group 21 Impact of ASU 2010-26 on Colonial Penn ($ in millions) Colonial Penn 1Q11 2Q11 3Q11 4Q11 1Q12 NAP $13.6 $12.8 $12.7 $12.3 $17.5 EBIT from in-force business $8.0 $10.1 $11.6 $9.8 $6.7 EBIT from new business (13.7) (9.6) (12.9) (8.0) (16.5) EBIT ($5.7) $0.5 ($1.3) $1.8 ($9.8) Other operating expense from new business $17.2 $13.3 $16.4 $11.6 $20.7 Observations:  Quarterly EBIT volatility driven by new DAC accounting; advertising and lead development costs no longer deferred  Tactical approach to ad spend drives seasonality; 2012 political year will impact pace of spend  1Q2012 in-force EBIT impacted by negative mortality

CNO Financial Group 22 $15.4 $43.2 $41.6 $37.5 $19.4 $78.0 $27.4 $43.6 $45.0 $41.4 $0.7 $38.1 $73.9 $41.6 $15.4 $43.2 $41.6 $37.5 $19.4 $78.0 $27.4 $43.6 $45.0$60.0 $60.0 $64.4 $75.4 $121.2 $69.0 $81.1 Statutory Earnings Pow er Inflow s to Holding Co Statutory Earnings Pow er Inflow s to Holding Co Statutory Earnings Pow er Inflow s to Holding Co Statutory Earnings Pow er Inflow s to Holding Co Statutory Earnings Pow er Inflow s to Holding Co Fees and Interest to Holding Company Net Dividends to Holding Company Net Gain From Operations Retained in Insurance Companies ($ millions) 1Q2011 1Q2012 Statutory Earnings Power and Cash Generation CNO * Dividends net of capital contributions * ** ** Amount is net of $26mm contribution to life companies accrued in 2011 3Q2011 2Q2011 4Q2011 1Q12 Observations:  Statutory operating earnings of $87mm  Dividends totaling $45mm with $42mm retained in support of business growth  Results reflect normal seasonality and timing of cash flows to the holding company

CNO Financial Group 23 1Q11 341% 1Q12 360% 1Q11 $169.0 1Q12 $171.9 Stable Excess Capital Position Consolidated RBC Ratio Liquidity ($ millions) Approximately $50 million in excess of management target $72.0 million in excess of management target 350%* Management Target = $100 Approximately $122 million total excess capital as of 3/31/12 CNO Management Target = 300% *During 3Q11, management increased the RBC target from 300% to 350% **Defined as statutory dividends, interest paid on surplus notes, and contract payments less holding company debt interest, scheduled debt payments, and holding company expenses *** Debt to total capital ratio, excluding accumulated other comprehensive income (loss), a non-GAAP measure. Refer to the Appendix for a reconciliation to the comparable GAAP measure. 1Q12 Observations:  RBC of 360%; $1.8 billion TAC and $498mm of required capital  Free cash flow** of $45mm; spent down $30mm of holding company liquidity  Debt to capital*** of 17.1% down 120 basis points from 4Q11.  Capital deployment actions include $19mm of stock repurchase, $59mm in debt reduction, including early retirement of the Senior Health note

CNO Financial Group 24 Net Investment Income CNO  Relatively stable new money rate and earned yield progression despite low interest rate environment  Year over year increase in investment income primarily due to growth in assets 4Q11 $344.21Q11 $336.1 2Q11 $342.2 3Q11 $338.2 1Q12 $345.2 General Account Investment Income Earned Yield: 5.79% 5.87% 5.67% 5.70% 5.64% ($ millions) Earned Yield (excluding floating rate FHLB): 5.90% 5.97% 5.79% 5.83% 5.78% New Money Rate: 5.60% 5.24% 5.55% 5.29% 5.32%

CNO Financial Group 25 Realized Gains/Losses Recognized through Net Income CNO 1Q11 2Q11 3Q11 4Q11 1Q12 Gross Gains $43.5 $29.7 $74.5 $41.9 $33.3 Gross Losses (25.1) (16.7) (41.0) (10.4) (2.5) Losses due to recognition of other-than-temporary impairments recognized in earnings (13.3) (10.1) (2.9) (8.3) (7.9) Amortization adjustments to insurance intangibles (0.6) 0.7 (4.9) (2.4) (1.1) Net investment gains before tax 4.5 3.6 25.7 20.8 21.8 Income tax expense (1.6) (1.2) (9.1) (7.2) (7.7) Net investment gains after tax $2.9 $2.4 $16.6 $13.6 $14.1 ($ millions)

CNO Financial Group 26 Holdings Investors Guaranty Assurance Berkshire Hathaway Comcast Cable Communications Prudential Securities Kraft Time Warner Cable Home Depot, Inc. Ahold Lease USA, Inc. Heinz (H.J.) Company Cox Enterprises $0 $2 $4 $6 $8 $10 $12 $14 1Q11 2Q11 3Q11 4Q11 1Q12 IGA Corporates Commercial Mortgage Loans Other CNO ($ millions) Low impairments reflect stable portfolio quality Impairments $13.3 $10.1 $2.9 $8.3 $7.9

CNO Financial Group 27 Unrealized Gain/Loss* CNO ($ millions) *Includes debt and equity securities classified as available for sale. Excludes investments from variable interest entities which we consolidate under GAAP. $0 $200 $400 $600 $800 $1,000 $1,200 $1,400 $1,600 $1,800 $2,000 1Q 2011 2Q 2011 3Q 2011 4Q 2011 1Q 2012 Unrealized Gain 0% 1% 2% 3% 4% 5% 6% 7% 8% % of Invested Assets Unrealized Gain % of Invested Assets

CNO Financial Group 28 Asset Allocation and Quality at 3/31/12* Govts/Agency 1.3% Cash & Other 5.0% ABS 5.7% Municipals 7.3% CMBS 5.8% HY Corporates 4.9% Mortgage Loans 6.3% CMOs 9.1% IG Corporates 54.6% *Excludes investments from variable interest entities which we consolidate under GAAP (the related liabilities are non-recourse to CNO). ($ millions) CNO <BBB 10% AAA 11% AA 10% A 22% BBB 47% Book Value by Allocation Investment Quality: Fixed Maturities Relatively limited change in 1Q Stable at 90% IG

CNO Financial Group 29 Holding Company Investments at 3/31/12 CNO ($ millions) Alternatives & Equities (Balance) Fixed Income (net) $75 Cash & Money Market $25 Cash and Money Market $39.3 Fixed Income (net) 84.5 Equities 20.1 Alternatives 28.0 TOTAL $171.9 Long Term Model Allocation Current Investments

CNO Financial Group 30 1Q2012 Investment Summary and Outlook CNO Market Observations  During 1Q, corporate spreads tightened on rate back- up, continued strong demand for spread product, apparent reduction of tail risk driven by stabilization of U.S. economy and various European initiatives  Most structured credit markets face ongoing supply/demand imbalance due to limited new issue volume and ongoing pay down proceeds  Recent weakness in equities caused by mixed recent U.S. economic data, lack of clarity on Chinese growth, fiscal dynamics in Spain and Italy  Fed’s extended low rate policy impacts new money rates, with marginal effect on portfolio book yield  Credit migration/dilution continue to be moderate What we are doing…  Remain engaged with credit, but cautious on high beta names  See rate and credit markets as largely range- bound but likely brief episodes of volatility  Realize spreads could continue to grind tighter  Buyer of select non-agency RMBS, ABS, and high yield  No curve position (ALM match neutral)  Seeking attractive opportunities to increase our allocation to A quality commercial mortgages  Continued de-risking of mortgage loan portfolio by pruning exposures to less stabilized, more leveraged properties

CNO Financial Group 31 CNO: Well Positioned in Growing & Underserved Markets  The middle-income, pre-retiree, and retirement markets are growing as the Baby Boomers age  These markets need simple, straightforward products that help address payment of healthcare expenditures, adequacy of retirement, and leaving a legacy for loved ones We are well positioned in all 3 segments to serve these needs

CNO Financial Group 32 Questions and Answers

CNO Financial Group 33 Appendix

CNO Financial Group 34 CNO Value Proposition Competitive Advantage  Exclusive, growing distribution  Target market focus, with growth as Baby Boomers turn 65  Sustainable with barriers to entry Products  Diversified product suite focused on protection needs  Actively managed inforce block  Focus on products with attractive returns and less impacted by capital markets volatility Value Drivers Well Positioned in Market Well Capitalized Risk Management Profitability  1Q2012 marks the thirteenth consecutive quarter of GAAP net income  2011 GAAP net operating earnings of $171.5 million, up 26% over 2010  Growth in actively marketed segments Growth  Above average growth potential; expected sales growth of 8-12% annually – Percentage of the population 65 years old and older projected to increase by 50% in twenty years – On average, over 10,000 Americans will turn 65 each day through 2030  Broad product suite tailored to CNO’s target market Capital Generation  2011 Statutory net operating earnings of $363.1 million, up 39% over 2010  Excess capital generation of $75-$200 million annually Credit Profile  $172 million in capital at the Holding Company at 3/31/20112, compared to $59.0 million at 12/31/2008  RBC of 360% versus 255% at 12/31/2008  Debt to capital at 17.1%

CNO Financial Group 35 1Q2012 Significant Items CNO ($ millions) The table below summarizes the financial impact of several significant items on our 1Q12 net operating income. Such items are summarized on the following slide. Management believes that identifying the impact of these items enhances the understanding of our operating results during 1Q12. * A non-GAAP measure. See pages 39 and 58 for reconciliations to the corresponding GAAP measures. Net Operating Income: Bankers Life $ 70.5 $ (11.0) (1) $ 59.5 Washington National Colonial Penn Other CNO Business (2) EBIT from business segments Corporate Operations, excluding corporate interest expense (3) EBIT Corporate interest expense Operating earnings before tax T x xp se on operating income Net operating income * $ 40.6 $ (0.6) $ 40.0 Net operating income per diluted share * $ 0.15 $ - $ 0.15 Three months ended March 31, 2012 Actual results Significant items Excluding significant items 24.7 - 24.7 (9.8) - (9.8) (2.3) 15.0 12.7 83.1 4.0 87.1 (1.8) (5.0) (6.8) 81.3 (1.0) 80.3 (17.5) - (17.5) 63.8 (1.0) 62.8 23.2 (0.4) 22.8

CNO Financial Group 36 1Q2012 Significant Items CNO ($ millions) The following summarizes items that management believes are significant in understanding our 1Q2012 results: (1) Pre-tax earnings in the Bankers Life segment included the following items: Favorable reserve developments in the Medicare supplement and long-term care blocks $ 21.0 Settlement with state securities regulators (10.0) $ 11.0 (2) Pre-tax earnings in the Other CNO segment included the following items: Tentative settlement in the Nicholas case $ (20.0) Favorable margins in the life and annuity blocks 5.0 $ (15.0) (3) Pre-tax earnings in the Corporate Operations segment included the following items: Increase in the value of Company-owned life insurance $ 6.0 Investment trading activities 6.0 Relocation of Bankers Life's primary office (7.0) $ 5.0

CNO Financial Group 37 1Q2011 Significant Items CNO ($ millions) The table below summarizes the financial impact of several significant items on our 1Q11 net operating income. Such items are summarized on the following slide. Management believes that identifying the impact of these items enhances the understanding of our operating results during 1Q2011. Net Operating Income: Bankers Life $ 62.2 $ (12.0) (1) $ 50.2 Washington National Colonial Penn Other CNO Business EBIT from business segments Corporate Operations, excluding corporate interest expense (2) EBIT Corporate interest expense Operating earnings before tax Tax expense on operating income Net operating income * $ 43.2 $ (11.6) $ 31.6 Net operating income per diluted share * $ 0.15 $ (0.04) $ 0.11 67.1 (18.0) 49.1 23.9 (6.4) 17.5 87.7 (18.0) 69.7 (20.6) - (20.6) 88.2 (12.0) 76.2 (0.5) (6.0) (6.5) (5.7) - (5.7) 7.4 - 7.4 24.3 - 24.3 Three months ended March 31, 2011 Actual results Significant items Excluding significant items * A non-GAAP measure. See pages 39 and 58 for reconciliations to the corresponding GAAP measures.

CNO Financial Group 38 1Q2011 Significant Items CNO ($ millions) The following summarizes items that management believes are significant in understanding our 1Q2011 results: (1) Pre-tax earnings in the Bankers Life segment included the following items: Favorable reserve developments in the Medicare supplement and long-term care blocks $ 18.0 Additional amortization of insurance intangibles primarily resulting from higher lapses of Medicare supplement (6.0) $ 12.0 (2) Pre-tax earnings in the Corporate Operations segment included the following items: Increase in the value of Company-owned life insurance $ 2.0 Investment trading activities 4.0 $ 6.0

Quarterly Earnings

($ millions)

CNO

	1Q11	2Q11	3Q11	4Q11	1Q12
Bankers Life	$ 62.2	$ 72.1	$ 79.4	$ 77.2	$ 70.5
Washington National	24.3	21.8	21.2	28.8	24.7
Colonial Penn	(5.7)	0.5	(1.3)	1.8	(9.8)
Other CNO Business	7.4	5.1	2.8	-	(2.3)
Corporate operations, excluding interest expense	(0.5)	(11.3)	(27.5)	(8.4)	(1.8)
Total EBIT*	87.7	88.2	74.6	99.4	81.3
Corporate interest expense	(20.6)	(19.3)	(18.7)	(17.7)	(17.5)
Income before net realized investment gains, fair value changes in embedded derivative liabilities and taxes	67.1	68.9	55.9	81.7	63.8
Tax expense on period income	23.9	24.4	23.1	30.7	23.2
Net operating income	43.2	44.5	32.8	51.0	40.6
Net realized investment gains	3.1	2.3	17.3	14.0	14.1
Fair value changes in embedded derivative liabilities	-	-	(12.9)	(0.4)	4.5
Loss on extinguishment of debt, net of income taxes	(0.9)	(0.4)	(0.7)	(0.2)	(0.1)
Net income before valuation allowance for deferred tax assets	45.4	46.4	36.5	64.4	59.1
Decrease in valuation allowance for deferred tax assets	-	-	143.0	-	-
Net income	$ 45.4	$ 46.4	$ 179.5	$ 64.4	$ 59.1
Net income per diluted share	$ 0.16	$ 0.16	$ 0.61	$ 0.23	$ 0.21

*Management believes that an analysis of earnings before net realized investment gains (losses), corporate interest, loss on extinguishment of debt, fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities and taxes ("EBIT," a non-GAAP financial measure) provides a clearer comparison of the operating results of the company quarter-over-quarter because it excludes: (1) corporate interest expense; (2) loss on extinguishment of debt; (3) net realized investment gains (losses); and (4) fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities that are unrelated to the company's underlying fundamentals. The table above provides a reconciliation of EBIT to net income.

CNO Financial Group

39

CNO Financial Group 40 Quarterly Earnings 1Q11 2Q11 3Q11 4Q11 1Q12 Insurance policy income $400.0 $409.6 $404.6 $398.2 $406.5 Net investment income: General account assets 191.3 196.5 194.3 198.2 200.3 Other portfolios 18.3 0.4 (36.3) 3.6 34.6 Fee revenue and other income 2.3 3.3 3.6 4.6 2.9 Total revenues 611.9 609.8 566.2 604.6 644.3 Insurance policy benefits 337.6 351.3 333.6 339.2 335.2 Amounts added to policyholder account balances 67.2 57.6 27.0 56.6 85.7 Amortization related to operations 68.5 46.9 44.1 46.8 56.9 Interest expense on investment borrowings 1.2 1.1 1.2 1.3 1.4 Other operating costs and expenses 75.2 80.8 80.9 83.5 94.6 Total benefits and expenses 549.7 537.7 486.8 527.4 573.8 Income before net realized investment gains, net of related amortization and income taxes $62.2 $72.1 $79.4 $77.2 $70.5 Trailing 4 Quarter Operating Return on Allocated Capital: 13.7% 14.6% 13.8% 14.1% 14.2% Management believes that an analysis of income before: (i) net realized investment gains (losses), net of related amortization; and (ii) fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities, net of related amortization (a non-GAAP financial measure), is important to evaluate the financial performance of our business, and is a measure commonly used in the life insurance industry. Management uses this measure to evaluate performance because these items can be affected by events that are unrelated to a company’s underlying fundamentals. The table on Page 39 reconciles the non-GAAP measure to the corresponding GAAP measure. See Appendix for a reconciliation of the return on equity measure to the corresponding GAAP measure. Bankers Life ($ millions)

CNO Financial Group 41 Quarterly Earnings Washington National 1Q11 2Q11 3Q11 4Q11 1Q12 Insurance policy income $145.4 $146.6 $145.9 $147.2 $147.4 Net investment income: General account assets 46.3 46.7 47.3 49.1 50.0 Other portfolios - - - 0.1 - Fee revenue and other income 0.3 0.2 0.4 0.1 0.2 Total revenues 192.0 193.5 193.6 196.5 197.6 Insurance policy benefits 112.2 118.3 119.0 115.0 115.7 Amortization related to operations 13.4 11.4 10.8 9.3 12.7 Interest expense on investment borrowings - - 0.2 0.5 0.7 Other operating costs and expenses 42.1 42.0 42.4 42.9 43.8 Total benefits and expenses 167.7 171.7 172.4 167.7 172.9 Income before net realized investment gains, net of related amortization and income taxes $24.3 $21.8 $21.2 $28.8 $24.7 Trailing 4 Quarter Operating Return on Allocated Capital: 9.9% 9.8% 9.0% 9.1% 9.0% ($ millions) Management believes that an analysis of income before: (i) net realized investment gains (losses), net of related amortization; and (ii) fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities, net of related amortization (a non-GAAP financial measure), is important to evaluate the financial performance of our business, and is a measure commonly used in the life insurance industry. Management uses this measure to evaluate performance because these items can be affected by events that are unrelated to a company’s underlying fundamentals. The table on Page 39 reconciles the non-GAAP measure to the corresponding GAAP measure. See Appendix for a reconciliation of the return on equity measure to the corresponding GAAP measure.

CNO Financial Group 42 Quarterly Earnings Colonial Penn 1Q11 2Q11 3Q11 4Q11 1Q12 Insurance policy income $50.3 $50.9 $50.8 $51.0 $53.4 Net investment income 10.3 10.5 10.1 10.2 10.0 Fee revenue and other income 0.2 0.2 0.2 0.3 0.2 Total revenues 60.8 61.6 61.1 61.5 63.6 Insurance policy benefits 38.5 37.8 35.7 37.2 41.9 Amounts added to policyholder account balances 0.2 0.2 0.3 0.2 0.2 Amortization related to operations 4.0 3.5 3.5 4.0 3.7 Other operating costs and expenses 23.8 19.6 22.9 18.3 27.6 Total benefits and expenses 66.5 61.1 62.4 59.7 73.4 Income (loss) before net realized investment gains net of related amortization and income taxes ($5.7) $0.5 ($1.3) $1.8 ($9.8) ($ millions) Management believes that an analysis of income before: (i) net realized investment gains (losses), net of related amortization; and (ii) fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities, net of related amortization (a non-GAAP financial measure), is important to evaluate the financial performance of our business, and is a measure commonly used in the life insurance industry. Management uses this measure to evaluate performance because these items can be affected by events that are unrelated to a company’s underlying fundamentals. The table on Page 39 reconciles the non-GAAP measure to the corresponding GAAP measure. See Appendix for a reconciliation of the return on equity measure to the corresponding GAAP measure.

CNO Financial Group 43 Quarterly Earnings Other CNO Business 1Q11 2Q11 3Q11 4Q11 1Q12 Insurance policy income $71.5 $72.5 $72.2 $73.8 $79.0 Net investment income: General account assets 88.2 87.6 85.4 85.7 84.0 Other portfolios 6.5 (0.9) (10.8) 2.4 8.7 Total revenues 166.2 159.2 146.8 161.9 171.7 Insurance policy benefits 88.8 85.9 86.7 88.7 83.0 Amounts added to policyholder account balances 38.7 33.3 24.8 33.0 38.9 Amortization related to operations 8.6 9.4 10.4 11.4 7.5 Interest expense on investment borrowings 4.9 5.0 5.3 5.1 5.1 Other operating costs and expenses 17.8 20.5 16.8 23.7 39.5 Total benefit and expenses 158.8 154.1 144.0 161.9 174.0 Income (loss) before net realized investment gains, net of related amortization and income taxes $7.4 $5.1 $2.8 $0.0 ($2.3) ($ millions) Management believes that an analysis of income before: (i) net realized investment gains (losses), net of related amortization; and (ii) fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities, net of related amortization (a non-GAAP financial measure), is important to evaluate the financial performance of our business, and is a measure commonly used in the life insurance industry. Management uses this measure to evaluate performance because these items can be affected by events that are unrelated to a company’s underlying fundamentals. The table on Page 39 reconciles the non-GAAP measure to the corresponding GAAP measure.

CNO Financial Group 44 Premiums Collected CNO  Trailing 4 quarters down 1.3% – Stable results at Bankers Life, Washington National, and Colonial Penn – OCB declining primarily due to continued run-off of inforce blocks, as expected CP Washington National Collected Premiums -Trailing 4 Quarters BLC 1Q12 $3,541.8 1Q11 $3,586.7 OCB ($ millions) 2Q11 $3,578.6 3Q11 $3,580.2 4Q11 $3,577.6

CNO Financial Group 45 Premiums Collected – Med Supp  First-year premiums down 5%; reflects consumer preferences for lower priced products  Policies issued up 9% Med Supp – First-Year Premiums 1Q11 $25.1 2Q11 $24.7 3Q11 $24.5 4Q11 $27.0 1Q12 $23.8 Bankers Life ($ millions) Policies issued and not included in NAP (net of chargebacks, in thousands): Total Partnership* Products: 29.1 21.8 14.5 21.3 34.9 Med Supp First-Year Prems.-Tr. 4 Qtrs: $114.3 $109.6 $104.8 $101.3 $100.0 Med Supp Total Premiums-Quarterly: $178.8 $169.0 $171.3 $182.1 $174.9 Med Supp NAP-Quarterly: $18.3 $18.6 $19.4 $31.5 $19.5 Med Supp NAP-Trailing 4 Quarters: $87.1 $84.7 $88.1 $87.8 $89.0 * Includes Coventry PDP, Humana MA/Med Supp/Dental/Vision and Oxford Life Med Supp

CNO Financial Group 46 Premiums Collected – LTC Net first-year premiums down 10%, due to product mix shift to STC (Net) $6.1 (Net) $6.0 (Net) $5.9 (Net) $5.5 (Net) $5.5Long-Term Care – First-Year Premiums* *Includes $1.5 million in 1Q11, $1.4 million in 2Q11, $1.4 million in 3Q11, $1.6 million in 4Q11 and $1.4 million in 1Q12 of premiums ceded under business reinsurance agreement. 2Q11 (Direct) $7.4 1Q12 (Direct) $6.9 1Q11 (Direct) $7.6 Bankers Life ($ millions) 3Q11 (Direct) $7.3 First-Year Prems – Tr. 4 Qtrs: $23.5 $24.0 $24.2 $23.5 $22.9 Total Premiums - Quarterly: $144.9 $142.9 $137.8 $136.3 $136.7 NAP – Quarterly: $6.9 $7.3 $7.3 $7.0 $7.9 NAP – Trailing 4 Quarters: $29.5 $28.1 $28.2 $28.5 $29.5 4Q11 (Direct) $7.1

CNO Financial Group 47 Premiums Collected – Life  First-year premiums up 33% due to higher SPWL sales Life – First-Year Premiums SPWL Non- SPWL 1Q11 $24.7 $11.0 $15.1 Bankers Life ($ millions) 2Q11 $29.4 $13.7 $14.3 First-Year Prems – Tr. 4 Qtrs: $102.2 $106.8 $111.9 $115.8 $123.9 Total Premiums - Quarterly: $56.4 $62.0 $65.5 $66.1 $70.1 NAP – Quarterly: $16.6 $18.6 $18.2 $17.0 $20.3 NAP – Trailing 4 Quarters: $66.1 $67.4 $69.3 $70.4 $74.1 $15.4 $15.5 3Q11 $30.9 $15.4 $15.4 4Q11 $30.8 1Q12 $32.8 $16.0 $16.8

CNO Financial Group 48 Premiums Collected – Annuity  First-year premiums down 17% reflecting management actions to achieve target returns in low interest rate environment 1Q11 $221.3 2Q11 $258.0 3Q11 $263.1 4Q11 $238.9 1Q12 $182.7 Annuity – First-Year Premiums Bankers Life ($ millions) First-Year Prems – Tr. 4 Qtrs: $999.4 $977.4 $975.8 $981.3 $942.7 Total Premiums - Quarterly: $222.2 $259.1 $264.1 $240.1 $184.7

CNO Financial Group 49 Premiums Collected – Supplemental Health Washington National  First-year premiums up 7% due to continued higher sales 1Q11 $13.2 2Q11 $13.7 3Q11 $13.2 4Q11 $14.0 1Q12 $14.1 Supplemental Health – First-Year Premiums ($ millions) First-Year Prems – Tr. 4 Qtrs: $52.7 $53.3 $53.5 $54.1 $55.0 Total Premiums - Quarterly: $106.9 $108.9 $108.4 $110.0 $112.9 NAP – Quarterly: $15.7 $17.9 $18.6 $18.9 $17.6 NAP – Trailing 4 Quarters: $68.7 $69.1 $69.7 $71.1 $73.0

CNO Financial Group 50 Premiums Collected – Life Colonial Penn  First-year premiums up 20% due to continued robust lead generation activity and sales 1Q11 $8.7 2Q11 $8.6 3Q11 $8.9 4Q11 $9.2 1Q12 $10.4 Life – First-Year Premiums ($ millions) First-Year Prems – Tr. 4 Qtrs: $33.1 $33.6 $34.4 $35.4 $37.1 Total Premiums - Quarterly: $49.4 $48.5 $49.2 $49.3 $52.6 NAP – Quarterly: $13.6 $12.8 $12.7 $12.3 $17.5 NAP – Trailing 4 Quarters: $46.8 $47.4 $48.6 $51.4 $55.3

CNO Financial Group 51 1Q12 Holding Company Liquidity CNO ($ millions) 1Q 2012 Cash and Investments Balance - Beginning $202.8 Sources Dividends from Insurance Subsidiaries 45.0 Dividends from Non-Life Affiliates - Surplus Debenture Interest 12.1 Service and Investment Fees, Net 7.3 Interest/Earnings on Corporate Investments 6.3 Total Sources 70.7 Uses Interest 17.3 Share Repurchase 18.9 Debt Prepayment 59.4 Holding Company Expenses and Other 8.2 Total Uses 103.8 Non-cash changes in investment balances 2.2 Unrestricted Cash and Investments Balance 03/31/2012 $171.9 * * Net of $26 million accrued for contribution to life companies in 2011

CNO Financial Group 52 Valuation Allowance $558.2 Valuation Allowance $331.1 Net $545.1 Net $305.4 $0.0 $200.0 $400.0 $600.0 $800.0 $1,000.0 Life Non- Life Capital Valuation Allow ance for Loss Carryforw ards Net Loss Carryforw ards in Deferred Tax Asset Gross $545.1 Gross $331.1 Gross $863.6 GAAP Balances for Deferred Tax Asset as of 3/31/12: Loss Carryforwards – Gross1 vs. Net2 ($ millions) 1. Gross loss carryforward equals the total life, non-life, and capital loss carryforwards multiplied by a 35% tax rate plus state operating loss carryforwards 2. Net loss carryforward equals the gross loss carryforward net of the allowance 3. Totals also include amounts related to state carryforwards and other items not reflected in the bar chart Totals Gross Loss Carryforwards3 Net Loss Carryforwards Valuation Allowance3 CNO GAAP valuation allowances do not impact our ability to recognize economic benefits from the carryforwards. $1,756.3 (938.4) $817.9

CNO Financial Group 53 Commercial Mortgage Loans at 3/31/12 By Vintage CNO By Property Type  6.3% of invested assets based on market value  Current LTV of approximately 64.8%  Average trailing DSCR stable at approximately 1.49  0.01% delinquency rate  Limited 2012 loan maturities ($18mm) 2008 18.8% 2007 20.2% 2006 17.8% 2005 9.3% 2004 and Prior 26.2% Office 37.1% Industrial 17.6% Retail 40.1% Multi-Family 3.1% Other 2.1% 2010 5.2% 2011 5.7% 2009 0.5% 2008 19.1% 2007 20.2%2006 16.3% 2005 7.8% 2004 and Prior 25.2%

CNO Financial Group 54 Commercial Mortgage Loans Portfolio at 03/31/12 CNO ($ millions) $- $200 $400 $600 $800 $1,000 $1,200 $1,400 $1,600 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 2026+ Run-off of Principal of Current CML Portfolio Principal Maturities by Year

CNO Financial Group 55 European Debt by Select Countries CNO Sovereigns Corporates Banks Total Market Market / BV Total Issuers Italy -$ 26.1$ -$ 26.1$ 23.9$ 91% 1 Spain - 64.6 34.3 98.9 91.8 93% 3 Total -$ 90.7$ 34.3$ 125.0$ 115.7$ 93% 4 ($ millions)

CNO Financial Group 56 CMBS at 3/31/12 CNO  5.7% of invested assets  98.8% NAIC 1 classification  Collateral performing materially better than overall CMBS collateral universe in terms of delinquency and cumulative loss  All securities evaluated using market-consistent estimates of collateral performance  Substantial credit support inherent in structures relative to expected cumulative losses  Collateral performing within expectations *% of market value Rating Market Value (mil.) Book Value (mil.) % of CMBS* Avg. Support Avg. 60+ Delinq. Avg. Accum. Loss % of Portfolio* AAA $1,153.9 $1,061.0 75.9% 29.7% 4.9% 1.4% 4.40% AA 243.6 233.8 16.0% 22.4% 7.5% 1.5% 0.91% A 115.3 115.7 7.6% 19.7% 6.4% 2.4% 0.44% BBB 7.2 7.6 0.5% 9.9% 1.7% 0.5% 0.03% Total $1,520.0 $1,418.1 100.0% 27.7% 5.4% 1.5% 5.74% ($ millions)

CNO Financial Group 57 Information Related to Certain Non-GAAP Financial Measures The following provides additional information regarding certain non-GAAP measures used in this presentation. A non-GAAP measure is a numerical measure of a company’s performance, financial position, or cash flows that excludes or includes amounts that are normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. While management believes these measures are useful to enhance understanding and comparability of our financial results, these non-GAAP measures should not be considered as substitutes for the most directly comparable GAAP measures. Additional information concerning non-GAAP measures is included in our periodic filings with the Securities and Exchange Commission that are available in the “Investors – SEC Filings” section of CNO’s website, www.CNOinc.com. Operating earnings measures Management believes that an analysis of net income applicable to common stock before loss on extinguishment of debt, net realized gains or losses, fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities and increases or decreases to our valuation allowance for deferred tax assets (“net operating income,” a non-GAAP financial measure) is important to evaluate the performance of the Company and is a key measure commonly used in the life insurance industry. Management uses this measure to evaluate performance because these items are unrelated to the Company’s continuing operations.

CNO Financial Group 58 Information Related to Certain Non-GAAP Financial Measures A reconciliation of net income applicable to common stock to net operating income (and related per-share amounts) is as follows (dollars in millions, except per-share amounts): 1Q11 2Q11 3Q11 4Q11 1Q12 Net income applicable to common stock 45.4$ 46.4$ 179.5$ 64.4$ 59.1$ Net realized investment (gains) losses, net of related amortization and taxes (3.1) (2.3) (17.3) (14.0) (14.1) Fair value changes in embedded derivative liabilities, net of related amortization and taxes - - 12.9 0.4 (4.5) Valuation allowance for deferred tax assets - - (143.0) - - Loss on extinguishment of debt 0.9 0.4 0.7 0.2 0.1 Net operating income (a non-GAAP financial measure) 43.2$ 44.5$ 32.8$ 51.0$ 40.6$ Per diluted share: Net income 0.16$ 0.16$ 0.61$ 0.23$ 0.21$ Net re lized investment (gains) losses, net of related amortization and taxes (0.01) (0.01) (0.06) (0.05) (0.05) Fair value changes in embedded derivative liabilities, net of related amortization and taxes - - 0.04 - (0.01) Valuation allowance for deferred tax assets - - (0.47) - - Loss on extinguishment of debt - - - - - Net operating income (a non-GAAP financial measure) 0.15$ 0.15$ 0.12$ 0.18$ 0.15$

CNO Financial Group 59 1Q11 2Q11 3Q11 4Q11 1Q12 Operating income 43.2$ 44.5$ 32.8$ 51.0$ 40.6$ Add: interest expense on 7.0% Convertible Senior Debentures due 2016, net of income taxes 3.7 3.7 3.7 3.7 3.7 Total adjusted operating income 46.9$ 48.2$ 36.5$ 54.7$ 44.3$ Weighted average shares outstanding for basic earning per share 251,121 250,933 246,965 242,789 240,895 Effect of dilutive securities on weighted average shares: 7% Debentures 53,367 53,367 53,367 53,367 53,367 Stock option and restricted stock plan 2,748 3,036 2,353 1,915 2,582 Warrants 262 712 23 - 499 Weighted average shares outstanding for diluted earning per share 307,498 308,048 302,708 298,071 297,343 Operating earnings per diluted share 0.15$ 0.15$ 0.12$ 0.18$ 0.15$ A reconciliation of operating income and shares used to calculate basic and diluted operations earnings per share is as follows (dollars in millions, except per-share amounts, and shares in thousands): Information Related to Certain Non-GAAP Financial Measures

CNO Financial Group 60 Information Related to Certain Non-GAAP Financial Measures Book value, excluding accumulated other comprehensive income (loss), per share This non-GAAP financial measure differs from book value per share because accumulated other comprehensive income (loss) has been excluded from the book value used to determine the measure. Management believes this non-GAAP financial measure is useful because it removes the volatility that arises from changes in accumulated other comprehensive income (loss). Such volatility is often caused by changes in the estimated fair value of our investment portfolio resulting from changes in general market interest rates rather than the business decisions made by management. 1Q11 2Q11 3Q11 4Q11 1Q12 Total shareholders' equity 3,879.5$ 4,036.3$ 4,536.2$ 4,613.8$ 4,683.0$ Less accumulated other comprehensive income 273.3 395.5 750.9 781.6 808.0 Total shareholders' equity excluding accumulated other comprehensive income (a non-GAAP financial measure) 3,606.2$ 3,640.8$ 3,785.3$ 3,832.2$ 3,875.0$ Shares outstanding for the period 251,404,857 249,415,210 243,247,260 241,304,503 239,219,445 Book value per share 15.43$ 16.18$ 18.65$ 19.12$ 19.58$ Less accumulated other comprehensive income 1.09 1.58 3.09 3.24 3.38 Book value, excluding accumulated other comprehensive income, per share (a non-GAAP financial measure) 14.34$ 14.60$ 15.56$ 15.88$ 16.20$ A reconciliation from book value per share to book value per share, excluding accumulated other comprehensive income (loss) is as follows (dollars in millions, except per share amounts):

CNO Financial Group 61 Information Related to Certain Non-GAAP Financial Measures Operating return measures Management believes that an analysis of return before loss on extinguishment of debt, net realized gains or losses, fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities and increases or decreases to our valuation allowance for deferred tax assets (“net operating income,” a non-GAAP financial measure) is important to evaluate the performance of the Company and is a key measure commonly used in the life insurance industry. Management uses this measure to evaluate performance because these items are unrelated to the Company’s continued operations. This non-GAAP financial measure also differs from return on equity because accumulated other comprehensive income (loss) has been excluded from the value of equity used to determine this ratio. Management believes this non-GAAP financial measure is useful because it removes the volatility that arises from changes in accumulated other comprehensive income (loss). Such volatility is often caused by changes in the estimated fair value of our investment portfolio resulting from changes in general market interest rates rather than the business decisions made by management. In addition, our equity includes the value of significant net operating loss carryforwards (included in income tax assets). In accordance with GAAP, these assets are not discounted, and accordingly will not provide a return to shareholders (until after it is realized as a reduction to taxes that would otherwise be paid). Management believes that excluding this value from the equity component of this measure enhances the understanding of the effect these non-discounted assets have on operating returns and the comparability of these measures from period-to- period. Operating return measures are used in measuring the performance of our business units and are used as a basis for incentive compensation. All references to return on allocated capital measures assume a capital allocation based on a 275% targeted risk-based capital at the segment level. Additionally, corporate debt has been allocated to the segments.

CNO Financial Group 62 Information Related to Certain Non-GAAP Financial Measures The calculations of: (i) operating return on allocated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure); and (ii) return on equity, for the twelve months ended March 31, 2012, are as follows (dollars in millions): Bankers Washington Colonial Other CNO Life National Penn Business Corporate Total Segment operating return for purposes of calculating operating return on allocated capital 163.0$ 47.9$ (7.0)$ (10.6)$ (24.4)$ 168.9$ Net income 349.4$ Trailing 4 Quarter Average as of March 31, 2012 Allocated capital, excluding accumulated other comprehensive income and net operating loss carryforwards (a non-GAAP financial measure) 1,151.5$ 532.2$ 74.6$ 525.3$ 612.0$ 2,895.6$ C mmon shareholders' equity 4,366.9$ Operating return on allocated capital, excluding accumulated other comprehensive income and net operating loss carryforwards (a non-GAAP financial measure) 14.2% 9.0% (9.3%) (2.0%) 5.8% Return on equity 8.0% (Continued on next page)

CNO Financial Group 63 Information Related to Certain Non-GAAP Financial Measures A reconciliation of pretax operating earnings (a non-GAAP financial measure) to segment operating return (loss) and consolidated net income (loss) for the twelve months March 31, 2012, is as follows (dollars in millions): Bankers Washington Colonial Other CNO Life National Penn Business Corporate Total Segment pretax operating earnings (a non-GAAP financial measure) 299.2$ 96.5$ (8.8)$ 5.6$ (122.2)$ 270.3$ Adjustment to investment income to reflect capital at 275% (7.5) (4.8) 0.4 (5.4) 17.3 - Interest allocated on corporate debt (37.1) (16.9) (2.4) (16.7) 73.1 - Income tax (expense) benefit (91.6) (26.9) 3.8 5.9 7.4 (101.4) Segment operating return for purposes of calculating operating return on allocated capital 163.0$ 47.9$ (7.0)$ (10.6)$ (24.4)$ 168.9 Net realized investment gains, net of related amortization and taxes 47.7 Fair value changes in embedded derivative liabilities, net of related amortization and taxes (8.8) Loss on extinguishment of debt (1.4) Valuation allowance for deferred tax assets 143.0 Net income 349.4$ (Continued on next page)

CNO Financial Group 64 Information Related to Certain Non-GAAP Financial Measures A reconciliation of average allocated capital (for the purpose of determining return on allocated capital), excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) to average common shareholders’ equity, is as follows (dollars in millions): Bankers Washington Colonial Other CNO Life National Penn Business Corporate Total Trailing 4 Quarter Average as of March 31, 2012 Allocated capital (for the purpose of determining return on allocated capital), excluding accumulated other comprehensive income and net operating loss carryforwards (a non-GAAP financial measure) 1,151.5$ 532.2$ 74.6$ 525.3$ 612.0$ 2,895.6$ Net operating loss carryforwards - - - - 854.1 854.1 Accumulated other comprehensive income 274.6 88.2 32.2 200.3 21.9 617.2 Adjustment to reflect capital at 275% RBC 111.7 74.6 (6.9) 92.6 (272.0) - Allocation of corporate debt 445.8 206.6 29.0 203.3 (884.7) - Common shareholders' equity 1,983.6$ 901.6$ 128.9$ 1,021.5$ 331.3$ 4,366.9$ (Continued on next page) (Continued from previous page)

CNO Financial Group 65 Information Related to Certain Non-GAAP Financial Measures A reconciliation of consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non- GAAP financial measure) to common shareholders’ equity, is as follows (dollars in millions): Mar-11 Jun-11 Sep-11 Dec-11 Mar-12 Average Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) 2,777.1$ 2,830.2$ 2,868.7$ 2,966.3$ 3,057.1$ 2,895.6$ Net operating loss carryforwards 829.1 810.6 916.6 865.9 817.9 854.1 Accumulated other comprehensive income 273.3 395.5 750.9 781.6 808.0 617.2 Common shareholders' equity 3,879.5$ 4,036.3$ 4,536.2$ 4,613.8$ 4,683.0$ 4,366.9$ (Continued from previous page)

Information Related to Certain Non-GAAP Financial Measures

Debt to capital ratio, excluding accumulated other comprehensive income (loss)

This non-GAAP financial measure differs from the debt to capital ratio because accumulated other comprehensive (income) loss has been excluded from the value of capital used to determine this measure. Management believes this non-GAAP financial measure is useful because it removes the volatility that arises from changes in accumulated other comprehensive income (loss). Such volatility is often caused by changes in the estimated fair value of our investment portfolio resulting from changes in general market interest rates rather than the business decisions made by management.

A reconciliation of the debt to capital ratio to debt to capital, excluding AOCI is as follows (dollars in millions)

	1Q11	2Q11	3Q11	4Q11	1Q12
Corporate notes payable	$ 949.8	$ 934.5	$ 871.2	$ 857.9	$ 799.3
Total shareholders' equity	3,879.5	4,036.3	4,536.2	4,613.8	4,683.0
Total capital	4,829.3	4,970.8	5,407.4	5,471.7	5,482.3
Corporate debt to capital	19.7%	18.8%	16.1%	15.7%	14.6%

	1Q11	2Q11	3Q11	4Q11	1Q12
Corporate notes payable	$ 949.8	$ 934.5	$ 871.2	$ 857.9	$ 799.3
Total shareholders' equity	3,879.5	4,036.3	4,536.2	4,613.8	4,683.0
Less accumulated other comprehensive income	(273.3)	(395.5)	(750.9)	(781.6)	(808.0)
Total capital	$ 4,556.0	$ 4,575.3	$ 4,656.5	$ 4,690.1	$ 4,674.3
Debt to total capital ratio, excluding AOCI (a non-GAAP financial measure)	20.8%	20.4%	18.7%	18.3%	17.1%

CNO Financial Group

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